Exhibit 99.1

TransDigm Announces Acquisition of Calspan Corporation

Cleveland, Ohio, March 14, 2023 /PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG) today announced it has entered into a definitive agreement to acquire Calspan Corporation (“Calspan” or “the Company”).

Acquisition of Calspan Corporation
Calspan is a leading independent provider of highly engineered testing and technology development services and systems primarily for the aerospace & defense industry. Headquartered in Buffalo, New York, the Company operates from seven primary facilities across the states of New York, Virginia, Minnesota and California. The Company’s state of the art transonic wind tunnel in Buffalo, New York is used across a range of important aftermarket-focused development activities for both the commercial and defense aerospace end markets. Calspan employs approximately 625 people and is expected to generate approximately $200 million in revenue for the calendar year ending December 31, 2023.

Kevin Stein, TransDigm’s President and Chief Executive Officer, stated, “We are excited about the acquisition of Calspan. We see opportunity for TransDigm’s proven operating model to enhance the Company’s established positions across a diverse range of aftermarket-focused aerospace & defense development and testing services. The Company operates within our primary aerospace and defense industry, and its unique service offerings exhibit the earnings stability and growth potential that we have come to expect of our aerospace components-centered businesses. As with all TransDigm acquisitions, we expect the Calspan acquisition to create equity value in-line with our long-term private equity-like return objectives.”

The acquisition, which is expected to close during TransDigm’s fiscal 2023, is subject to regulatory approvals and customary closing conditions. The acquisition is expected to be financed through existing cash on hand.

About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, batteries and chargers, engineered latching and locking devices, engineered rods, engineered connectors and elastomer sealing solutions, databus and power controls, cockpit security components and systems, specialized and advanced cockpit displays, engineered audio, radio and antenna systems, specialized lavatory components, seat belts and safety restraints, engineered and customized interior surfaces and related components, advanced sensor products, switches and relay panels, thermal protection and insulation, lighting and control technology, parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "may," "will," "should," "expect," "intend," "plan," "predict," "anticipate," "estimate," or "continue" and other words and terms of similar meaning may identify forward-looking statements. All forward-looking statements involve risks and uncertainties that could cause TransDigm Group's actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the impact that the COVID-19 pandemic has on the TransDigm Group's business, results of operations, financial condition and liquidity; the sensitivity of TransDigm Group's business to the number of flight hours that its customers' planes spend aloft and its customers' profitability, both of which are affected by general economic conditions; current and future geopolitical or other worldwide events; cyber-security threats, natural disasters and climate change-related events; TransDigm Group's reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier including government audits and investigations; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; the ability to successfully complete the acquisition and integration of Calspan; TransDigm Group's indebtedness; potential environmental liabilities; liabilities arising in connection with litigation; climate-related regulations; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with TransDigm Group's international sales and operations; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group's Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Investor Relations
216-706-2945
ir@transdigm.com

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